UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
 ___________________

FORM 8-K
 ___________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

August 3, 2018
Date of Report (Date of earliest event reported)
___________________

CAPITAL ONE FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

___________________

Delaware	1-13300	54-1719854
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1680 Capital One Drive, McLean, Virginia	22102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 720-1000

(Former name or former address, if changed since last report)
(Not applicable)
 ___________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company     ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01    Other Events.
On July 26, 2018, the Board of Directors of Capital One Financial Corporation (the “Company”) declared a quarterly dividend of $0.40 per share on the outstanding shares of the Company’s common stock. The dividend is payable on August 16, 2018 to stockholders of record at the close of business on August 6, 2018.
The Company has outstanding warrants to purchase common stock of the Company, expiring November 14, 2018. In accordance with the terms of those outstanding warrants, the declaration of a dividend in excess of $0.375 per share will result in an adjustment to the warrant exercise price, which will be reduced from $41.956 to $41.945 per share effective as of the close of business on August 6, 2018.
Further information regarding the warrants and adjustments to the warrant exercise price is available on the Company’s website (http://www.capitalone.com). Choose “About Us,” then choose “Investors,” then choose “Warrant Information” under the heading “Stock Information.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL ONE FINANCIAL CORPORATION

Date:	August 3, 2018	By:	/s/	Matthew W. Cooper
Matthew W. Cooper
General Counsel

2